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                                                                    EXHIBIT 4.31

              CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
                                       OF
                       CLASS E CONVERTIBLE PREFERRED STOCK
                                       OF
                                  WAM!NET INC.
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     The undersigned, Edward J. Driscoll, Jr., hereby certifies that:

     A. He is the duly elected and acting Secretary of WAM!NET Inc. (the "Company"), a Minnesota corporation.

     B. The Articles of Incorporation of this Company provide for a class of up to 10,000,000 shares known as Undesignated Stock, par value $.01 per share, which shares may be issued from time to time in one or more classes or series.

     C. The Board of Directors of the Company is authorized, pursuant to Article 6 of the Company's Articles of Incorporation and Minnesota Statutes, Section 302A.401, to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Undesignated Stock, to fix the number of shares constituting the series, and to determine the designation thereof.

     D. It is the desire of the Board of Directors of the Company, pursuant to its authority, to fix the rights, preferences, restrictions and other matters relating to the Undesignated Stock and the number of shares of Undesignated Stock.

     E. Pursuant to authority given by Article 6 of the Company's Articles of Incorporation, the Company's Board of
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Directors has adopted the following resolutions as of December 31, 1999:


     RESOLVED, that, pursuant to Article 6 of the Articles of Incorporation of WAM!NET Inc. (the "Company"), the Board of Directors of the Company (the "Board") hereby creates and designates a series of Convertible Preferred Stock, par value $0.01 per share, and authorizes the issuance of up to 115,000 of such shares, and hereby fixes the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of such shares, as follows:

     1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Class E Convertible Preferred Stock" (the "Class E Preferred Stock") and the number of shares constituting such series shall be 115,000.

     2. RANK. The Class E Preferred Stock shall rank, with respect to dividend rights and distribution of assets on any Liquidation of the Company (as defined herein) (a) junior to any other class or series of the Company's preferred stock which shall specifically provide that such class or series shall rank senior to the Class E Preferred Stock (the "Senior Stock"); (b) on parity with (i) the Company's Class A Preferred Stock, par value $10.00 per share (the "Class A Preferred Stock") (except with respect to a Liquidation of the Company resulting from the merger or consolidation of the Company into or with another corporation, the merger or consolidation of any other corporation into or with the Company or the sale of all or substantially all the assets of the Company, which events do not give rise to a right of the holders of the Class A Preferred Stock to receive distributions), (ii) the Company's Class B Convertible Preferred Stock, par value $0.01 per share (the "Class B Preferred Stock"),
(iii) the Company's Class C Convertible Preferred Stock, par value $0.01 per share (the "Class C Preferred Stock"), (iv) the Company's Class D Convertible Preferred Stock, par value $0.01 per share (the "Class D Preferred Stock"), and
(v) any other class or series of the Company's preferred stock which shall specifically provide that such class or series shall rank on parity with the Class E Preferred Stock ((i) through (iv) collectively, the "Parity Stock"); and
(c) prior to (i) the Company's common stock, par value $0.01 per share (the "Common Stock"), and (ii) any other class or series of the Company's Undesignated Stock except for any class or series which is Senior Stock or Parity Stock ((i) and (ii) together, the "Junior Stock").

     3. DIVIDENDS.

          (a) Each holder of Class E Preferred Stock shall be entitled to receive, in respect of each Dividend Period, when, as


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     and if declared by the Board of Directors of the Company, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to the Applicable Percentage of the Accreted Value as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance). Dividends paid pursuant to this paragraph 3(a) shall be payable in arrears monthly on the last day of each month (each of such dates being a "Dividend Payment Date" and each such monthly period being a "Dividend Period"). Such dividends shall accrue from the date of issue (except that dividends on any amounts added to Accreted Value pursuant to Section 3(b) shall accrue from the date such amounts are added to Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Class E Preferred Stock on the 25th day of each month, as they appear on the stock records of the Company at the close of business on such record dates.

          (b) At the Company's option, dividends may be paid in cash. If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends. Notwithstanding anything else contained herein, once any dividends for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period) are so added to Accreted Value, such dividends will no longer be payable in cash.

          (c) The Applicable Percentage for each full Dividend Period for the Class E Preferred Stock shall be 0.5834%. The Applicable Percentage for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Class E Preferred Stock shall be computed on the basis of a per annum rate of 7.0008% and the actual number of days elapsed over 12 30-day months and a 360-day year.

          (d) So long as any shares of the Class E Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class E Preferred Stock (or the unpaid amount shall have been added to the Accreted Value pursuant to Section 3(b)) for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Class E Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective


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     amounts of dividends accrued on the Class E Preferred Stock and accrued and unpaid on such Parity Stock.

          (e) Limit on Junior Dividends and Redemption. For so long as the Class E Preferred Stock remains outstanding, the Company shall not pay any dividend upon the Junior Stock, whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any such Junior Stock; provided, however, that nothing in this Section 3(e) shall prohibit or otherwise limit the ability of the Company to make any purchase, redemption or other acquisition pursuant to written agreements existing as of the date of filing of the Certificate of Designation of the Class E Preferred Stock (the "Filing Date").

     4. LIQUIDATION, DISSOLUTION OR WINDING-UP.

          (a) Liquidation Preference. In the event of any Liquidation of the Company, the holders of shares of Class E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Senior Stock upon such Liquidation of the Company and before any payment shall be made to the holders of Junior Stock, the Liquidation Amount (as defined herein) per share of Class E Preferred Stock. If upon any such Liquidation of the Company, the remaining assets of the Company available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Parity Stock the full amount to which they shall be entitled, the holders of the Class E Preferred Stock shall share ratably with the holders of Parity Stock in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the payment of all preferential amounts required to be paid to the holders of Senior Stock and Parity Stock and any other series of the Company's preferred stock upon any Liquidation of the Company, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Company available for distribution to its stockholders in accordance with the terms thereof.

          (b) Certain Definitions. (i) The term "Liquidation of the Company" shall mean any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company.

               (ii) The term "Liquidation Amount" shall mean an amount per share of Class E Preferred Stock equal to the greater of: (A) the Accreted Value plus any per share dividends accrued


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          on the Class E Preferred Stock (whether or not earned or declared)
          since the most recent Dividend Payment Date and (B) the per share amount that holders of the Class E Preferred Stock would have received had they exercised their right to convert the Class E Preferred Stock to Common Stock immediately prior to a Liquidation of the Company.

     5. VOTING.

          (a) Number of Votes. Each issued and outstanding share of Class E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Class E Preferred Stock is then convertible (as adjusted from time to time), at each meeting of holders of the Common Stock of the Company (or any written consent without a meeting in accordance with the Minnesota Business Corporation Act) with respect to any and all matters presented to such shareholders for their action or consideration, provided that no holder (based solely on its ownership of Class E Preferred Stock) shall be entitled to more than the number of votes equal to 19.9% (the "Maximum Percentage") of the voting power of the Voting Securities outstanding on the record date for which a vote is being taken (and therefore to the extent that its ownership of Class E Preferred Stock would entitle it to voting power in excess of 19.9%, the voting power shall be reduced to that percentage) and provided further that, with respect to any holder of fewer than 50,000 shares of Class E Preferred Stock, the Maximum Percentage shall be reduced to the percentage which bears the same proportion to 19.9% as the number of shares of Class E Preferred Stock held by such holder bears to 50,000. Except as provided by law, by the provisions of this Section 5 or by the provisions establishing any other series of the Company's preferred stock, holders of Class E Preferred Stock and of any other outstanding preferred stock then entitled to vote shall vote together with the holders of Common Stock as a single class.

          (b) Class E Directors. Each of the two holders who purchase the largest number of shares of Class E Preferred Stock shall have the right to appoint a person to serve as a director of the Company (a "Class E Director") for so long as such holder continues to own shares of Class E Preferred Stock and/or shares of Common Stock issued on conversion or redemption of shares of Class E Preferred Stock which together represent beneficial ownership of at least 40% of the number of shares of Common Stock issuable upon conversion or redemption of the Class E Preferred Stock initially purchased by such holder (without giving effect to the anti-dilution provisions contained in Section 7 hereof). Any vacancy in the position of a Class E Director may be filled by and only by the holder who appointed the Class E Director whose position has become vacant. Each Class E Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the holder who appointed such Class E Director.


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          (c) Protective Provisions. In addition to any other rights provided by law, the Company shall not (i) without first obtaining the affirmative vote or written consent of a majority of the holders of the Class E Preferred Stock, voting separately as a class, (A) amend, alter or repeal any provision of the Company's Articles of Incorporation or By-Laws in a manner that is adverse to the holders of the Class E Preferred Stock, or (B) authorize the issuance of a class or series of capital stock having preferences or rights with respect to dividends or dissolution or the distribution of assets that would be superior to the preferences or rights of the Class E Preferred Stock, and (ii) without first obtaining the affirmative vote or written consent of a majority of the holders of the Company's Voting Securities other than MCI WORLDCOM, Inc. (together with its majority-owned subsidiaries and other controlled affiliates, "MCI WCOM"), (A) authorize any transaction of a type referred to in clause (i) or clause (ii) of the definition of "Change of Control," (B) authorize or consent to any liquidation, dissolution or winding-up of the affairs of the Company, or (C) enter into any merger or consolidation into or with MCI
     WCOM or enter into any other contract or arrangement involving the sale or license of the Company's material assets with MCI WCOM (excluding contractual arrangements with MCI WCOM existing as of the Filing Date).

     6. OPTIONAL CONVERSION. At any time and from time to time, each share of Class E Preferred Stock may be converted, at the option of the holder thereof, into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the amount determined pursuant to clause (A) of the definition of Liquidation Amount by the Conversion Price then in effect (the "Conversion Rate"); provided, however, that upon any Liquidation of the Company, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Class E Preferred Stock. No notice delivered by the Company of any proposed redemption, change of control or other event will limit in any way the holders' rights to convert Class E Preferred Stock into Common Stock of the Company.

          (a) Initial Conversion Rate. The initial Conversion Rate for the Class E Preferred Stock shall be 193.7984 shares of Common Stock for each one share of Class E Preferred Stock surrendered for conversion representing an initial Conversion Price of $5.16 per share of Common Stock. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

          (b) No Fractional Shares. If any fraction of a share of Common Stock would be issuable upon conversion of any Class E Preferred Stock, the Company shall round up to the next whole


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     share the number of shares of Class E Preferred Stock to be issued upon such conversion.

          (c) Adjustment. Whenever the Conversion Rate and Conversion Price shall be adjusted as provided herein, the Company shall forthwith file at each office designated for the conversion of Class E Preferred Stock, a statement, signed by the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Class E Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in
     Section 7(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of such Section 7(g).

          (d) Exercise. In order to exercise the conversion privilege, the holder of any Class E Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Class E Preferred Stock (or if no transfer agent be at the time appointed, then the Company at its principal office), and shall give written notice to the Company at such office that the holder elects to convert the Class E Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Class E Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly authorized in writing. The date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of the certificates and notice shall be the conversion date. Within three Market Days after receipt of such notice and the surrender of the certificate or certificates for Class E Preferred Stock as set forth herein, the Company shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 6(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (e) Reservation of Shares of Common Stock. The Company shall at all times while any shares of Class E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the


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     conversion of the Class E Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class E Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Class E Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

          (f) Surrender. All shares of Class E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends on such shares of Common Stock. Any shares of Class E Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Class E Preferred Stock accordingly.

     7. ANTI-DILUTION PROVISIONS.

          (a) General. In order to prevent dilution of the rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 7. Upon each adjustment of the Conversion Price pursuant to this Section 7, the registered holder of shares of Class E Preferred Stock shall thereafter be entitled to acquire upon conversion, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

          (b) Adjustment of Conversion Price. Except as provided in Sections 7(c) or 7(f) below, if and whenever on or after the Filing Date, the Company shall issue or sell, or shall pursuant to Section 7(b)(1) through
     (10) inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share that is (i) at any time prior to the closing of a Qualified Initial Public Offering, less than the per share Conversion Price in effect immediately prior to the time of such issue or sale or (ii) at any time during the three-year period after the closing of a Qualified Initial Public Offering, less than 90% of the Current Market Price Per Common Share calculated as of the date of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the


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     Conversion Price shall, subject to Section 7(b)(1) through (10) inclusive, be reduced to the Conversion Price (calculated to the nearest one-hundredth of a cent) determined by dividing: (A) an amount equal to the sum of the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus the consideration, if any, received by the Company upon consummation of such Triggering Transaction by (B) an amount equal to the sum of the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus the number of shares of Common Stock issued (or deemed to be issued in accordance with Section 7(b)(1) through (10) inclusive) in connection with the Triggering Transaction. The term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of shares of Common Stock outstanding at such time, (ii) the number of shares of Common Stock issuable upon conversion or exchange at such time of all of the Company's outstanding securities that are then convertible into, or exchangeable for, Common Stock and (iii) the number of shares of the Company's Common Stock deemed to be outstanding under Section 7(b)(1) through (10) inclusive, at such time. For purposes of determining the adjusted Conversion Price under this Section 7(b), the following provisions shall be applicable:

               (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (Y) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
          (Z) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of


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          such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in Section 7(b)(3).

               (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (Y) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (Z) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in Section
          (7)(b)(3).

               (3) If the purchase price provided for in any Options referred to in Section 7(b)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 7(b)(1) or (2), or the rate at which any Convertible Securities referred to in Sections 7(b)(1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 7(b) or 7(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in
          Section 7(b)(1) or the rate at which any Convertible Securities referred to in Sections 7(b)(1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of


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          provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as set forth herein, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

               (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

               (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

               (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this
          Section 7(b).


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               (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (9) For purposes of this Section 7(b), in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

               (10) For purposes of this Section 7(b), notwithstanding Section 7(f), in the event that the "Class B Warrants" issued to MCI WCOM on September 26, 1997 vest and become exercisable for shares of Common Stock, whether or not MCI WCOM shall exercise such Class B Warrants, the consideration per share that the Common Stock shall be deemed to have been issued or sold at shall be equal to $4.98.

          (c) Liquidating Dividends. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then the Company shall pay to the person converting such Class E Preferred Stock an amount equal to the aggregate value of such Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Section 7(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board.

          (d) Subdivisions and Dividends; Combinations. In case the Company shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Class E Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price in effect immediately prior to such subdivision or dividend). In case the Company shall at any time combine its outstanding Common Stock, the number of shares issuable upon conversion of the Class E Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price in effect immediately prior to such combination).

          (e) Reorganizations, etc. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Class E Preferred Stock shall have the right to acquire and receive upon conversion of the Class E Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock, equal to the rights of the holders of Parity Stock and after and subject to the rights of holders of Senior Stock, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Class E Preferred Stock at the Conversion Price then in effect.

          (f) Exceptions to Antidilution. The provisions of this Section 7 shall not apply to any Common Stock issued, issuable or deemed outstanding under
     Section 7(b)(1) through (10) inclusive (and no such transaction shall constitute a Triggering Transaction): (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or other representatives of the Company or its subsidiaries (A) in effect on the Filing Date or (B) thereafter adopted by the Board and approved by the holders of the Voting Securities, (ii) pursuant to options, warrants and conversion rights in existence on the Filing Date (other than as provided for in Section 7(b)(10)) or (iii) on conversion of the Class B Preferred Stock, the Class C Preferred Stock or the Class D Preferred Stock.

          (g) Procedures. In the event that (i) the Company shall declare any cash dividend upon its Common Stock, (ii) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, (iv) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in connection with any such event, the Company shall give to the holders of the Class E Preferred Stock (A) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up; and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Class E Preferred Stock at the address of each such holder as shown on the books of the Company.

          (h) Intended Effect. If any event occurs as to which, in the opinion of the Board, the provisions of this Section 7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Class E Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as set forth herein, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 7 except in the case of a combination of shares of a type contemplated in Section 7(d) and then in no event to an amount greater than the Conversion Price as adjusted pursuant to Section 7(d).

     8. MANDATORY CONVERSION.

          (a) Mandatory Conversion. Each share of Class E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price in effect on the last Market

     Day of the first consecutive period of twenty Market Days during which the Current Market Price Per Common Share is at least 155% of the Liquidation Amount beginning after the later to occur of the closing of an underwritten offering which is a "Qualified Initial Public Offering" pursuant to an effective registration statement under the Securities Act or the third anniversary of the date of issuance of the Class E Preferred Stock ("Initial Issuance Date").

          (b) A "Qualified Initial Public Offering" shall mean an initial public offering of the Company's Common Stock raising not less than $50,000,000 of gross proceeds.

          (c) Procedures. All holders of record of shares of Class E Preferred Stock will be given prompt written notice of the occurrence of mandatory conversion and at least sixty (60) days prior written notice of the date fixed for any optional conversion and also of the place designated for conversion of all of such shares of Class E Preferred Stock. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Class E Preferred Stock at such holder's address appearing on the stock register. Each holder of shares of Class E Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 8. On the date of occurrence of mandatory conversion or the date fixed for any optional conversion, all rights with respect to the Class E Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Class E Preferred Stock has been converted and payment of any accrued and unpaid dividends thereon. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class E Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Class E Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates. As soon as practicable after the surrender of the certificate or certificates for Class E Preferred Stock as set forth herein, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and as provided in Section 6(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     9. CHANGE OF CONTROL OFFER.

          (a) Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall commence (or cause to be commenced) an offer to purchase all outstanding shares of Class E Preferred Stock pursuant to the terms described in
     Section 9(d) (the "Change of Control Offer") at a purchase price equal to the Change of Control Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any shares of Class E Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

          (b) At the Company's option, the Change of Control Amount shall be payable in cash or in shares of Common Stock (or the securities of the entity into which the Common Stock became converted in connection with the Change of Control), which shares shall be valued for purposes of this
     Section 9(b) at 97% of the Current Market Price Per Common Share on the Change of Control Payment Date.

          (c) If the Company elects to pay the Change of Control Amount in cash, prior to the mailing of the notice referred to in Section 9(d), but in any event within 30 days following the date on which a Change of Control has occurred, the Company shall (A) promptly determine if the purchase of the Class E Preferred Stock for cash would violate or constitute a default under the indebtedness of the Company or the terms of any other series of the Company's outstanding preferred stock and (B) either shall repay to the extent necessary all such indebtedness or preferred stock of the Company that would prohibit the repurchase of the Class E Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness or preferred stock of the Company to permit the repurchase of the Class E Preferred Stock for cash. The Company shall first comply with this Section 9(c) before it shall repurchase for cash any Class E Preferred Stock pursuant to this Section 9.

          (d) Within 30 days following the date on which a Change in Control has occurred, the Company shall send, by first-class mail, postage prepaid, a notice to each holder of Class E Preferred Stock. If applicable, such notice shall contain all instructions and materials necessary to enable such holders to tender Class E Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

               (i) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this

          Section 9 and that all Class E Preferred Stock validly tendered and not withdrawn will be accepted for payment;

               (ii) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

               (iii) that any shares of Class E Preferred Stock not tendered will continue to accrue dividends;

               (iv) that, unless the Company defaults in making payment therefor, any share of Class E Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

               (v) that holders electing to have any share of Class E Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Class E Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Class E Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

               (vi) that holders will be entitled to withdraw their election if the Company receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Class E Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Class E Preferred Stock purchased;

               (vii) that holders who tender only a portion of the shares of Class E Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Class E Preferred Stock; and

               (viii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

          (e) The Company will comply with any tender offer rules under the Exchange Act which then may be applicable in connection with any offer made by the Company to repurchase the shares of Class E Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Designation, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under this Certificate of Designation by virtue thereof.

          (f) On the Change of Control Payment Date, the Company shall (i) accept for payment the shares of Class E Preferred Stock validly tendered pursuant to the Change of Control Offer, (ii) pay to the holders of shares so accepted the purchase price therefor in cash or Common Stock (or the securities of the entity into which the Common Stock became converted in connection with the Change of Control) as provided above and (iii) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the shares of Class E Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Class E Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

          (g) To accept the Change of Control Offer, the holder of a share of Class E Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Class E Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

          (h) For the avoidance of doubt, nothing in this Section 9 shall restrict the right of the holders of Class E Preferred Stock, in connection with a Change of Control, to convert and to receive the kind and amount of consideration payable to holders of Common Stock in respect of the Common Stock into which the Class E Preferred Stock may be converted.

     10. CERTAIN MERGERS. In connection with any consolidation with or merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Company covenants that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Class E Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Class E Preferred Stock had immediately prior to such transaction.

         11.  REDEMPTION.

          (a) Mandatory Redemption. On December 31, 2008, the Company will be required to redeem all of the outstanding shares of Class E Preferred Stock at a redemption price per share equal to the Liquidation Amount on such date.

          (b) Optional Redemption. At any time after the third anniversary of the Initial Issuance Date, the Company may, at its option, redeem all (but not less than all) of the shares of Class E Preferred Stock at a cash redemption price equal to 155% of the Liquidation Amount on the date specified for redemption plus accrued dividends thereon from such date to the date of payment of the redemption price.

          (c) Notice. Notice of such redemption shall be given by the Company by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Class E Preferred Stock to be redeemed except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (d) Dividends; Payment. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Class E Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such share shall be redeemed by the Company at the redemption price aforesaid.

     12. CONVERTED AND REACQUIRED SHARES. Any shares of Class E Preferred Stock converted into Common Stock, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of undesignated stock of the Company and may be reissued subject to the conditions and restrictions on issuance in the Articles of Incorporation, in any other Certificate of Designation creating a series of preferred stock or any similar stock or as otherwise required by law.

     13. PRE-EMPTIVE RIGHTS. Until the closing of a Qualified Initial Public Offering, the holders of the Class E Preferred Stock shall have pre-emptive rights to the extent set forth in Section 302A.413 of the Minnesota Business Corporation Act as in effect on the Filing Date, except that the provisions of subdivision 4, clause (e) thereof shall not apply.

     14. AMENDMENT. If any proposed amendment to the Articles of Incorporation, including this Certificate of Designation, would alter or change the preferences, special rights or powers given to the holders of the Class E Preferred Stock so as to affect such holders adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolution or the distribution of assets that would be superior to the preferences or rights of the Class E Preferred Stock, then the holders of the Class E Preferred Stock shall be entitled to vote as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of Class E Preferred Stock shall be necessary for the adoption thereof, in addition to such other vote as may be required by law.

     15. MISCELLANEOUS. If, in connection with a Change of Control Offer pursuant to Section 9 or a redemption pursuant to Section 11, the Company determines to pay the Change of Control Amount or the redemption price in shares of Common Stock, the Company will (a) file a registration statement to register such shares of Common Stock under the Securities Act, (b) cause such registration statement to be effective at or prior to the time that the Company will deliver such shares to the holders of Class E Preferred Stock, (c) have such shares listed on the principal trading market for the Common Stock and (d) take such other actions as may reasonably be required to register the issuance (or, as appropriate, the re-sale) of the shares of Common Stock to be delivered to the holders of the Class E Preferred Stock to enable such shares of Common Stock to be sold without restriction.

     16. DEFINITIONS. The following terms, as used herein, shall have the following meanings:

          "Accreted Value" equals, with respect to one share of Class E Preferred Stock, $1,000, plus the amount of any dividends added to Accreted Value in accordance with Section 3(b) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Class E Preferred Stock).

          "Change of Control" means: (i) the sale, lease, transfer, conveyance other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act, other than a holder of Class E Preferred Stock on the Initial Issuance Date, (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that (A) any "person" (as defined above) other than a holder of Class E Preferred Stock on the Initial Issuance Date becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Company, other than in connection with an underwritten public offering of securities of the Company or (B) the holders of Voting Securities become entitled to receive less than 50% of the voting power of holders of the equity securities of the surviving entity, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Change of Control Amount" means, with respect to one share of Class E Preferred Stock, the greater of (i) 125% of the Liquidation Amount per share on the Change of Control Payment Date or (ii) the per share amount a holder of Class E Preferred Stock would have received had he exercised his right to convert a share of Class E Preferred Stock into shares of Common Stock immediately prior to the issuance of a Change of Control.

          "Continuing Directors" means individuals who constituted the Board of Directors of the Company on the Filing Date (the "Incumbent Directors"); provided that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Company, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

          "Current Market Price Per Common Share" means, as of any date, the average (weighted by daily trading volume) of the Daily Prices per share of Common Stock for the 20 consecutive Market Days immediately prior to such date.

          "Daily Price" means, as of any date, (i) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such date as reported on the NYSE Composite Transactions Tape; (ii) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such date as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such date on Nasdaq National Market; or (iv) if the shares of such class of Common Stock then are not traded on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked price on such date as reported by Nasdaq.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Market Day" means a day on which the principal national securities market or exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Voting Securities" means securities of the Company ordinarily having the power to vote for the election of directors of the Company, including but not limited to the Common Stock and all classes and series of Undesignated Stock the holders of which have the right to vote with holders of the Common Stock as a class.

     RESOLVED FURTHER, that the officers of this Company be, and each of them acting alone is, hereby authorized and instructed to take all steps necessary to execute, deliver and file, for and on behalf of this Company and in its name, any and all documents required in connection with the establishment and authorization of the Company's Class E Preferred Stock, including but not limited to filing the Statement of Rights and Preferences with the Minnesota Secretary of State in accordance with Minnesota Statutes, Section 302A.401.

     F. The undersigned further declares under penalty of perjury that the matters set out in the foregoing Certificate are true and correct of his own knowledge.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 31st day of December, 1999


                                       /s/ Edward J. Driscoll, Jr.
                                       -----------------------------------------
                                       Edward J. Driscoll, Jr.
                                       Secretary

                             ARTICLES OF CORRECTION
                                       OF
              CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
                                       OF
                     CLASS E CONVERTIBLE PREFERRED STOCK AND
                       CLASS F CONVERTIBLE PREFERRED STOCK
                                       OF
                                  WAM!NET INC.


         The undersigned, Edward J. Driscoll, Jr., Secretary of WAM!NET INC., a Minnesota Corporation (the "Corporation"), acting pursuant to the provisions of Minnesota Statutes, Section 5.16, does hereby correct and amend the Certificate of Designation of Rights and Preferences of Class E Convertible Preferred Stock, as follows, and does hereby correct and amend the Certificate of Designation of Rights and Preferences of Class F Convertible Preferred stock, as follows, effective as of the 16th day of February, 2000, and the 11th day of February, 2000, respectively:

         1.) The undersigned, Edward J. Driscoll, Jr., executed and filed a Certificate of Designation of Rights and Preferences of Class E Convertible Preferred Stock which was filed with the Minnesota Secretary of State on February 16, 2000.

         2.) The undersigned, Edward J. Driscoll, Jr., executed and filed a Certificate of Designation of Rights and Preferences of Class F Convertible Preferred Stock which was filed with the Minnesota Secretary of State on February 11, 2000.

         3.) The Certificate of Designation of Rights and Preferences of Class E Convertible Preferred Stock inadvertently indicated that the Articles of Incorporation of the Corporation provide for a class of up to 10,000,000 shares known as Undesignated Stock, whereas the Amended Articles of Incorporation of the Corporation provide for a class of up to 9,900,000 shares known as Undesignated Stock.

         4.) The Certificate of Designation of Rights and Preferences of Class F Convertible Preferred Stock inadvertently indicated that the Articles of Incorporation of the Corporation provide for a class of up to 50,000,000 shares known as Undesignated Stock, whereas the Amended Articles of Incorporation of the Corporation provide for a class of up to 9,900,000 shares known as Undesignated Stock.

         5.) Subpart B of said Certificate of Designation of Rights and Preferences of Class E Convertible Preferred Stock should read:

                      "The Articles of Incorporation of this Company provide for a class of up to 9,900,000 shares known as Undesignated Stock, par value $.01 per share, which shares may be issued from time to time in one or more classes or series."

         6.) Subpart B of said Certificate of Designation of Rights and Preferences of Class F Convertible Preferred Stock should read

                      "The Articles of Incorporation of this Company provide for a class of up to 9,900,000 shares known as Undesignated Stock, par value $.01 per share, which shares may be issued from time to time in one or more classes or series."

         IN WITNESS WHEREOF, I have hereunder subscribed my name effective the 29th day of February, 2000.

                                              /s/ Edward J. Driscoll, Jr.
                                              ----------------------------------
                                              Edward J. Driscoll, Jr., Secretary

                                  AMENDMENT TO

              CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
                                       OF
                       CLASS E CONVERTIBLE PREFERRED STOCK
                                       OF
                                  WAM!NET INC.
--------------------------------------------------------------------------------


     The undersigned, Edward J. Driscoll, Jr., hereby certifies that:

     A. He is the duly elected and acting Secretary of WAM!NET Inc. (the "Company"), a Minnesota corporation.

     B. The Articles of Incorporation of this Company provide for a class of up to 9,900,000 shares known as Undesignated Stock, par value $.01 per share, which shares may be issued from time to time in one or more classes or series.

     C. The Board of Directors of the Company is authorized, pursuant to Article 6 of the Company's Articles of Incorporation and Minnesota Statutes, Section 302A.401, to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Undesignated Stock, to fix the number of shares constituting the series, and to determine the designation thereof.

     D. It is the desire of the Board of Directors of the Company, pursuant to its authority, to fix the rights, preferences, restrictions and other matters relating to the Undesignated Stock and the number of shares of Undesignated Stock.

     E. Pursuant to authority given by Article 6 of the Company's Articles of Incorporation, the Company's Board of

Directors has adopted the following resolutions as of December 31, 1999:

     RESOLVED, that, pursuant to Article 6 of the Articles of Incorporation of WAM!NET Inc. (the "Company"), the Board of Directors of the Company (the "Board") hereby creates and designates a series of Convertible Preferred Stock, par value $0.01 per share, and authorizes the issuance of up to 116,725 of such shares, and hereby fixes the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of such shares, as follows:

     1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Class E Convertible Preferred Stock" (the "Class E Preferred Stock") and the number of shares constituting such series shall be 116,725.

     2. RANK. The Class E Preferred Stock shall rank, with respect to dividend rights and distribution of assets on any Liquidation of the Company (as defined herein) (a) junior to any other class or series of the Company's preferred stock which shall specifically provide that such class or series shall rank senior to the Class E Preferred Stock (the "Senior Stock"); (b) on parity with (i) the Company's Class A Preferred Stock, par value $10.00 per share (the "Class A Preferred Stock") (except with respect to a Liquidation of the Company resulting from the merger or consolidation of the Company into or with another corporation, the merger or consolidation of any other corporation into or with the Company or the sale of all or substantially all the assets of the Company, which events do not give rise to a right of the holders of the Class A Preferred Stock to receive distributions), (ii) the Company's Class B Convertible Preferred Stock, par value $0.01 per share (the "Class B Preferred Stock"),
(iii) the Company's Class C Convertible Preferred Stock, par value $0.01 per share (the "Class C Preferred Stock"), (iv) the Company's Class D Convertible Preferred Stock, par value $0.01 per share (the "Class D Preferred Stock"), and
(v) any other class or series of the Company's preferred stock which shall specifically provide that such class or series shall rank on parity with the Class E Preferred Stock ((i) through (iv) collectively, the "Parity Stock"); and
(c) prior to (i) the Company's common stock, par value $0.01 per share (the "Common Stock"), and (ii) any other class or series of the Company's Undesignated Stock except for any class or series which is Senior Stock or Parity Stock ((i) and (ii) together, the "Junior Stock").

     3. DIVIDENDS.

          (a) Each holder of Class E Preferred Stock shall be entitled to receive, in respect of each Dividend Period, when, as and if declared by the Board of Directors of the Company, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to the Applicable Percentage of the Accreted Value as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance). Dividends paid pursuant to this paragraph 3(a) shall be payable in arrears monthly on the last day of each month (each of such dates being a "Dividend Payment Date" and each such monthly period being a "Dividend Period"). Such dividends shall accrue from the date of issue (except that dividends on any amounts added to Accreted Value pursuant to Section 3(b) shall accrue from the date such amounts are added to Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Class E Preferred Stock on the 25th day of each month, as they appear on the stock records of the Company at the close of business on such record dates.

          (b) At the Company's option, dividends may be paid in cash. If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends. Notwithstanding anything else contained herein, once any dividends for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period) are so added to Accreted Value, such dividends will no longer be payable in cash.

          (c) The Applicable Percentage for each full Dividend Period for the Class E Preferred Stock shall be 0.5834%. The Applicable Percentage for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Class E Preferred Stock shall be computed on the basis of a per annum rate of 7.0008% and the actual number of days elapsed over 12 30-day months and a 360-day year.

          (d) So long as any shares of the Class E Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class E Preferred Stock (or the unpaid amount shall have been added to the Accreted Value pursuant to Section 3(b)) for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Class E Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accrued on the Class E Preferred Stock and accrued and unpaid on such Parity Stock.

          (e) Limit on Junior Dividends and Redemption. For so long as the Class E Preferred Stock remains outstanding, the Company shall not pay any dividend upon the Junior Stock, whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any such Junior Stock; provided, however, that nothing in this Section 3(e) shall prohibit or otherwise limit the ability of the Company to make any purchase, redemption or other acquisition pursuant to written agreements existing as of the date of filing of the Certificate of Designation of the Class E Preferred Stock (the "Filing Date").

     4. LIQUIDATION, DISSOLUTION OR WINDING-UP.

          (a) Liquidation Preference. In the event of any Liquidation of the Company, the holders of shares of Class E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Senior Stock upon such Liquidation of the Company and before any payment shall be made to the holders of Junior Stock, the Liquidation Amount (as defined herein) per share of Class E Preferred Stock. If upon any such Liquidation of the Company, the remaining assets of the Company available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Parity Stock the full amount to which they shall be entitled, the holders of the Class E Preferred Stock shall share ratably with the holders of Parity Stock in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the payment of all preferential amounts required to be paid to the holders of Senior Stock and Parity Stock and any other series of the Company's preferred stock upon any Liquidation of the Company, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Company available for distribution to its stockholders in accordance with the terms thereof.

          (b) Certain Definitions. (i) The term "Liquidation of the Company" shall mean any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company.

               (ii) The term "Liquidation Amount" shall mean an amount per share of Class E Preferred Stock equal to the greater of: (A) the Accreted Value plus any per share dividends accrued on the Class E Preferred Stock (whether or not earned or declared) since the most recent Dividend Payment Date and (B) the per share amount that holders of the Class E Preferred Stock would have received had they exercised their right to convert the Class E Preferred Stock to Common Stock immediately prior to a Liquidation of the Company.

     5. VOTING.

          (a) Number of Votes. Each issued and outstanding share of Class E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Class E Preferred Stock is then convertible (as adjusted from time to time), at each meeting of holders of the Common Stock of the Company (or any written consent without a meeting in accordance with the Minnesota Business Corporation Act) with respect to any and all matters presented to such shareholders for their action or consideration, provided that no holder (based solely on its ownership of Class E Preferred Stock) shall be entitled to more than the number of votes equal to 17.5% (the "Maximum Percentage") of the voting power of the Voting Securities outstanding on the record date for which a vote is being taken (and therefore to the extent that its ownership of Class E Preferred Stock would entitle it to voting power in excess of 17.5%, the voting power shall be reduced to that percentage) and provided further that, with respect to any holder of fewer than 50,000 shares of Class E Preferred Stock, the Maximum Percentage shall be reduced to the percentage which bears the same proportion to 17.5% as the number of shares of Class E Preferred Stock held by such holder bears to 50,000. Except as provided by law, by the provisions of this Section 5 or by the provisions establishing any other series of the Company's preferred stock, holders of Class E Preferred Stock and of any other outstanding preferred stock then entitled to vote shall vote together with the holders of Common Stock as a single class.

          (b) Class E Directors. Each of the two holders who purchase the largest number of shares of Class E Preferred Stock shall have the right to appoint a person to serve as a director of the Company (a "Class E Director") for so long as such holder continues to own shares of Class E Preferred Stock and/or shares of Common Stock issued on conversion or redemption of shares of Class E Preferred Stock which together represent beneficial ownership of at least 40% of the number of shares of Common Stock issuable upon conversion or redemption of the Class E Preferred Stock initially purchased by such holder (without giving effect to the anti-dilution provisions contained in Section 7 hereof). Any vacancy in the position of a Class E Director may be filled by and only by the holder who appointed the Class E Director whose position has become vacant. Each Class E Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the holder who appointed such Class E Director.

          (c) Protective Provisions. In addition to any other rights provided by law, the Company shall not (i) without first obtaining the affirmative vote or written consent of a majority of the holders of the Class E Preferred Stock, voting separately as a class, (A) amend, alter or repeal any provision of the Company's Articles of Incorporation or By-Laws in a manner that is adverse to the holders of the Class E Preferred Stock, or (B) authorize the issuance of a class or series of capital stock having preferences or rights with respect to dividends or dissolution or the distribution of assets that would be superior to the preferences or rights of the Class E Preferred Stock, and (ii) without first obtaining the affirmative vote or written consent of a majority of the holders of the Company's Voting Securities other than MCI WORLDCOM, Inc. (together with its majority-owned subsidiaries and other controlled affiliates, "MCI WCOM"), (A) authorize any transaction of a type referred to in clause (i) or clause (ii) of the definition of "Change of Control," (B) authorize or consent to any liquidation, dissolution or winding-up of the affairs of the Company, or (C) enter into any merger or consolidation into or with MCI WCOM or enter into any other contract or arrangement involving the sale or license of the Company's material assets with MCI WCOM (excluding contractual arrangements with MCI WCOM existing as of the Filing Date).

     6. OPTIONAL CONVERSION. At any time and from time to time, each share of Class E Preferred Stock may be converted, at the option of the holder thereof, into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the amount determined pursuant to clause (A) of the definition of Liquidation Amount by the Conversion Price then in effect (the "Conversion Rate"); provided, however, that upon any Liquidation of the Company, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Class E Preferred Stock. No notice delivered by the Company of any proposed redemption, change of control or other event will limit in any way the holders' rights to convert Class E Preferred Stock into Common Stock of the Company.

          (a) Initial Conversion Rate. The initial Conversion Rate for the Class E Preferred Stock shall be 193.7984 shares of Common Stock for each one share of Class E Preferred Stock surrendered for conversion representing an initial Conversion Price of $5.16 per share of Common Stock. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

          (b) No Fractional Shares. If any fraction of a share of Common Stock would be issuable upon conversion of any Class E Preferred Stock, the Company shall round up to the next whole share the number of shares of Class E Preferred Stock to be issued upon such conversion.

          (c) Adjustment. Whenever the Conversion Rate and Conversion Price shall be adjusted as provided herein, the Company shall forthwith file at each office designated for the conversion of Class E Preferred Stock, a statement, signed by the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Class E Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in
     Section 7(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of such Section 7(g).

          (d) Exercise. In order to exercise the conversion privilege, the holder of any Class E Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Class E Preferred Stock (or if no transfer agent be at the time appointed, then the Company at its principal office), and shall give written notice to the Company at such office that the holder elects to convert the Class E Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Class E Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly authorized in writing. The date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of the certificates and notice shall be the conversion date. Within three Market Days after receipt of such notice and the surrender of the certificate or certificates for Class E Preferred Stock as set forth herein, the Company shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 6(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (e) Reservation of Shares of Common Stock. The Company shall at all times while any shares of Class E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Class E Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class E Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Class E Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

          (f) Surrender. All shares of Class E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends on such shares of Common Stock. Any shares of Class E Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Class E Preferred Stock accordingly.

     7. ANTI-DILUTION PROVISIONS.

          (a) General. In order to prevent dilution of the rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 7. Upon each adjustment of the Conversion Price pursuant to this Section 7, the registered holder of shares of Class E Preferred Stock shall thereafter be entitled to acquire upon conversion, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

          (b) Adjustment of Conversion Price. Except as provided in Sections 7(c) or 7(f) below, if and whenever on or after the Filing Date, the Company shall issue or sell, or shall pursuant to Section 7(b)(1) through
     (10) inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share that is (i) at any time prior to the closing of a Qualified Initial Public Offering, less than the per share Conversion Price in effect immediately prior to the time of such issue or sale or (ii) at any time during the three-year period after the closing of a Qualified Initial Public Offering, less than 90% of the Current Market Price Per Common Share calculated as of the date of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the

     Conversion Price shall, subject to Section 7(b)(1) through (10) inclusive, be reduced to the Conversion Price (calculated to the nearest one-hundredth of a cent) determined by dividing: (A) an amount equal to the sum of the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus the consideration, if any, received by the Company upon consummation of such Triggering Transaction by (B) an amount equal to the sum of the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus the number of shares of Common Stock issued (or deemed to be issued in accordance with Section 7(b)(1) through (10) inclusive) in connection with the Triggering Transaction. The term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of shares of Common Stock outstanding at such time, (ii) the number of shares of Common Stock issuable upon conversion or exchange at such time of all of the Company's outstanding securities that are then convertible into, or exchangeable for, Common Stock and (iii) the number of shares of the Company's Common Stock deemed to be outstanding under Section 7(b)(1) through (10) inclusive, at such time. For purposes of determining the adjusted Conversion Price under this Section 7(b), the following provisions shall be applicable:

               (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (Y) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
          (Z) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in Section 7(b)(3).

               (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (Y) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (Z) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in Section
          (7)(b)(3).

               (3) If the purchase price provided for in any Options referred to in Section 7(b)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 7(b)(1) or (2), or the rate at which any Convertible Securities referred to in Sections 7(b)(1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 7(b) or 7(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in
          Section 7(b)(1) or the rate at which any Convertible Securities referred to in Sections 7(b)(1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as set forth herein, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

               (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

               (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

               (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this
          Section 7(b).

               (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (9) For purposes of this Section 7(b), in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

               (10) For purposes of this Section 7(b), notwithstanding Section 7(f), in the event that the "Class B Warrants" issued to MCI WCOM on September 26, 1997 vest and become exercisable for shares of Common Stock, whether or not MCI WCOM shall exercise such Class B Warrants, the consideration per share that the Common Stock shall be deemed to have been issued or sold at shall be equal to $4.98.

          (c) Liquidating Dividends. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then the Company shall pay to the person converting such Class E Preferred Stock an amount equal to the aggregate value of such Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Section 7(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board.

          (d) Subdivisions and Dividends; Combinations. In case the Company shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Class E Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price in effect immediately prior to such subdivision or dividend). In case the Company shall at any time combine its outstanding Common Stock, the number of shares issuable upon conversion of the Class E Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price in effect immediately prior to such combination).

          (e) Reorganizations, etc. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Class E Preferred Stock shall have the right to acquire and receive upon conversion of the Class E Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock, equal to the rights of the holders of Parity Stock and after and subject to the rights of holders of Senior Stock, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Class E Preferred Stock at the Conversion Price then in effect.

          (f) Exceptions to Antidilution. The provisions of this Section 7 shall not apply to any Common Stock issued, issuable or deemed outstanding under
     Section 7(b)(1) through (10) inclusive (and no such transaction shall constitute a Triggering Transaction): (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or other representatives of the Company or its subsidiaries (A) in effect on the Filing Date or (B) thereafter adopted by the Board and approved by the holders of the Voting Securities, (ii) pursuant to options, warrants and conversion rights in existence on the Filing Date (other than as provided for in Section 7(b)(10)) or (iii) on conversion of the Class B Preferred Stock, the Class C Preferred Stock or the Class D Preferred Stock.

          (g) Procedures. In the event that (i) the Company shall declare any cash dividend upon its Common Stock, (ii) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, (iv) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in connection with any such event, the Company shall give to the holders of the Class E Preferred Stock (A) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up; and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Class E Preferred Stock at the address of each such holder as shown on the books of the Company.

          (h) Intended Effect. If any event occurs as to which, in the opinion of the Board, the provisions of this Section 7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Class E Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as set forth herein, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 7 except in the case of a combination of shares of a type contemplated in Section 7(d) and then in no event to an amount greater than the Conversion Price as adjusted pursuant to Section 7(d).

     8. MANDATORY CONVERSION.

          (a) Mandatory Conversion. Each share of Class E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price in effect on the last Market

     Day of the first consecutive period of twenty Market Days during which the Current Market Price Per Common Share is at least 155% of the Conversion Price beginning after the later to occur of the closing of an underwritten offering which is a "Qualified Initial Public Offering" pursuant to an effective registration statement under the Securities Act or the third anniversary of the date of issuance of the Class E Preferred Stock ("Initial Issuance Date").

          (b) A "Qualified Initial Public Offering" shall mean an initial public offering of the Company's Common Stock raising not less than $50,000,000 of gross proceeds.

          (c) Procedures. All holders of record of shares of Class E Preferred Stock will be given prompt written notice of the occurrence of mandatory conversion and at least sixty (60) days prior written notice of the date fixed for any optional conversion and also of the place designated for conversion of all of such shares of Class E Preferred Stock. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Class E Preferred Stock at such holder's address appearing on the stock register. Each holder of shares of Class E Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 8. On the date of occurrence of mandatory conversion or the date fixed for any optional conversion, all rights with respect to the Class E Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Class E Preferred Stock has been converted and payment of any accrued and unpaid dividends thereon. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class E Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Class E Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates. As soon as practicable after the surrender of the certificate or certificates for Class E Preferred Stock as set forth herein, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and as provided in Section 6(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     9. CHANGE OF CONTROL OFFER.

          (a) Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall commence (or cause to be commenced) an offer to purchase all outstanding shares of Class E Preferred Stock pursuant to the terms described in
     Section 9(d) (the "Change of Control Offer") at a purchase price equal to the Change of Control Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any shares of Class E Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

          (b) At the Company's option, the Change of Control Amount shall be payable in cash or in shares of Common Stock (or the securities of the entity into which the Common Stock became converted in connection with the Change of Control), which shares shall be valued for purposes of this
     Section 9(b) at 97% of the Current Market Price Per Common Share on the Change of Control Payment Date.

          (c) If the Company elects to pay the Change of Control Amount in cash, prior to the mailing of the notice referred to in Section 9(d), but in any event within 30 days following the date on which a Change of Control has occurred, the Company shall (A) promptly determine if the purchase of the Class E Preferred Stock for cash would violate or constitute a default under the indebtedness of the Company or the terms of any other series of the Company's outstanding preferred stock and (B) either shall repay to the extent necessary all such indebtedness or preferred stock of the Company that would prohibit the repurchase of the Class E Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness or preferred stock of the Company to permit the repurchase of the Class E Preferred Stock for cash. The Company shall first comply with this Section 9(c) before it shall repurchase for cash any Class E Preferred Stock pursuant to this Section 9.

          (d) Within 30 days following the date on which a Change in Control has occurred, the Company shall send, by first-class mail, postage prepaid, a notice to each holder of Class E Preferred Stock. If applicable, such notice shall contain all instructions and materials necessary to enable such holders to tender Class E Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

               (i) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this

          Section 9 and that all Class E Preferred Stock validly tendered and not withdrawn will be accepted for payment;

               (ii) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

               (iii) that any shares of Class E Preferred Stock not tendered will continue to accrue dividends;

               (iv) that, unless the Company defaults in making payment therefor, any share of Class E Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

               (v) that holders electing to have any share of Class E Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Class E Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Class E Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

               (vi) that holders will be entitled to withdraw their election if the Company receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Class E Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Class E Preferred Stock purchased;

               (vii) that holders who tender only a portion of the shares of Class E Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Class E Preferred Stock; and

               (viii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

          (e) The Company will comply with any tender offer rules under the Exchange Act which then may be applicable in connection with any offer made by the Company to repurchase the shares of Class E Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Designation, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under this Certificate of Designation by virtue thereof.

          (f) On the Change of Control Payment Date, the Company shall (i) accept for payment the shares of Class E Preferred Stock validly tendered pursuant to the Change of Control Offer, (ii) pay to the holders of shares so accepted the purchase price therefor in cash or Common Stock (or the securities of the entity into which the Common Stock became converted in connection with the Change of Control) as provided above and (iii) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the shares of Class E Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Class E Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

          (g) To accept the Change of Control Offer, the holder of a share of Class E Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Class E Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

          (h) For the avoidance of doubt, nothing in this Section 9 shall restrict the right of the holders of Class E Preferred Stock, in connection with a Change of Control, to convert and to receive the kind and amount of consideration payable to holders of Common Stock in respect of the Common Stock into which the Class E Preferred Stock may be converted.

     10. CERTAIN MERGERS. In connection with any consolidation with or merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Company covenants that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Class E Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Class E Preferred Stock had immediately prior to such transaction.

     11. REDEMPTION.

          (a) Mandatory Redemption. On December 31, 2008, the Company will be required to redeem all of the outstanding shares of Class E Preferred Stock at a redemption price per share equal to the Liquidation Amount on such date.

          (b) Optional Redemption. At any time after the third anniversary of the Initial Issuance Date, the Company may, at its option, redeem all (but not less than all) of the shares of Class E Preferred Stock at a cash redemption price equal to 155% of the Liquidation Amount on the date specified for redemption plus accrued dividends thereon from such date to the date of payment of the redemption price.

          (c) Notice. Notice of such redemption shall be given by the Company by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Class E Preferred Stock to be redeemed except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (d) Dividends; Payment. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Class E Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such share shall be redeemed by the Company at the redemption price aforesaid.

     12. CONVERTED AND REACQUIRED SHARES. Any shares of Class E Preferred Stock converted into Common Stock, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of undesignated stock of the Company and may be reissued subject to the conditions and restrictions on issuance in the Articles of Incorporation, in any other Certificate of Designation creating a series of preferred stock or any similar stock or as otherwise required by law.

     13. PRE-EMPTIVE RIGHTS. Until the closing of a Qualified Initial Public Offering, the holders of the Class E Preferred Stock shall have pre-emptive rights to the extent set forth in Section 302A.413 of the Minnesota Business Corporation Act as in effect on the Filing Date, except that the provisions of subdivision 4, clause (e) thereof shall not apply.

     14. AMENDMENT. If any proposed amendment to the Articles of Incorporation, including this Certificate of Designation, would alter or change the preferences, special rights or powers given to the holders of the Class E Preferred Stock so as to affect such holders adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolution or the distribution of assets that would be superior to the preferences or rights of the Class E Preferred Stock, then the holders of the Class E Preferred Stock shall be entitled to vote as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of Class E Preferred Stock shall be necessary for the adoption thereof, in addition to such other vote as may be required by law.

     15. MISCELLANEOUS. If, in connection with a Change of Control Offer pursuant to Section 9 or a redemption pursuant to Section 11, the Company determines to pay the Change of Control Amount or the redemption price in shares of Common Stock, the Company will (a) file a registration statement to register such shares of Common Stock under the Securities Act, (b) cause such registration statement to be effective at or prior to the time that the Company will deliver such shares to the holders of Class E Preferred Stock, (c) have such shares listed on the principal trading market for the Common Stock and (d) take such other actions as may reasonably be required to register the issuance (or, as appropriate, the re-sale) of the shares of Common Stock to be delivered to the holders of the Class E Preferred Stock to enable such shares of Common Stock to be sold without restriction.

     16. DEFINITIONS. The following terms, as used herein, shall have the following meanings:

          "Accreted Value" equals, with respect to one share of Class E Preferred Stock, $1,000, plus the amount of any dividends added to Accreted Value in accordance with Section 3(b) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Class E Preferred Stock).

          "Change of Control" means: (i) the sale, lease, transfer, conveyance other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act, other than a holder of Class E Preferred Stock on the Initial Issuance Date, (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that (A) any "person" (as defined above) other than a holder of Class E Preferred Stock on the Initial Issuance Date becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Company, other than in connection with an underwritten public offering of securities of the Company or (B) the holders of Voting Securities become entitled to receive less than 50% of the voting power of holders of the equity securities of the surviving entity, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Change of Control Amount" means, with respect to one share of Class E Preferred Stock, the greater of (i) 125% of the Liquidation Amount per share on the Change of Control Payment Date or (ii) the per share amount a holder of Class E Preferred Stock would have received had he exercised his right to convert a share of Class E Preferred Stock into shares of Common Stock immediately prior to the issuance of a Change of Control.

          "Continuing Directors" means individuals who constituted the Board of Directors of the Company on the Filing Date (the "Incumbent Directors"); provided that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Company, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

          "Current Market Price Per Common Share" means, as of any date, the average (weighted by daily trading volume) of the Daily Prices per share of Common Stock for the 20 consecutive Market Days immediately prior to such date.

          "Daily Price" means, as of any date, (i) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such date as reported on the NYSE Composite Transactions Tape; (ii) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such date as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such date on Nasdaq National Market; or (iv) if the shares of such class of Common Stock then are not traded on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked price on such date as reported by Nasdaq.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Market Day" means a day on which the principal national securities market or exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Voting Securities" means securities of the Company ordinarily having the power to vote for the election of directors of the Company, including but not limited to the Common Stock and all classes and series of Undesignated Stock the holders of which have the right to vote with holders of the Common Stock as a class.

     RESOLVED FURTHER, that the officers of this Company be, and each of them acting alone is, hereby authorized and instructed to take all steps necessary to execute, deliver and file, for and on behalf of this Company and in its name, any and all documents required in connection with the establishment and authorization of the Company's Class E Preferred Stock, including but not limited to filing the Statement of Rights and Preferences with the Minnesota Secretary of State in accordance with Minnesota Statutes, Section 302A.401.

     F. The undersigned further declares under penalty of perjury that the matters set out in the foregoing Certificate are true and correct of his own knowledge.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 8th day of March, 2000.



                                         /s/ Edward J. Driscoll, Jr.
                                       -----------------------------------------
                                       Edward J. Driscoll, Jr.
                                       Secretary